UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 5, 2022

Trevi Therapeutics, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-38886	45-0834299
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

195 Church Street, 14th Floor New Haven, Connecticut	06510
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 304-2499

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value per share	TRVI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 8.01 Other Events

On January 5, 2022, Trevi Therapeutics, Inc. (the “Company”) announced that it expects to perform an interim statistical update in the first quarter of 2022 for its ongoing Phase 2 CANAL trial of Haduvio™ (nalbuphine ER) in patients suffering from chronic cough due to idiopathic pulmonary fibrosis (“IPF”). The Company intends to conduct the interim statistical update for the Phase 2 CANAL trial based on a conditional power assessment. The Phase 2 CANAL trial is a randomized, double-blind, placebo controlled, two-treatment, two-period, crossover study. An independent statistician will review the pre-planned analysis on the primary endpoint of change in daytime cough frequency for oral nalbuphine ER compared to the placebo. The Company plans to use the information from the statistical update to determine whether proof-of-concept can be established prior to the full enrollment of the trial.  The Company expects top-line data from the Phase 2 CANAL trial in the first half of 2022.

The Company also announced that it expects to end enrollment in its Phase 2b/3 PRISM trial for the treatment of pruritus associated with prurigo nodularis (“PN”) by January 31, 2022. The Company continues to expect top-line data from the 14-week blinded portion of the Phase 2b/3 PRISM trial in the first half of 2022.

Forward-Looking Statements

Statements contained in this current report on Form 8-K regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are subject to risks and uncertainties and actual results may differ materially from those expressed or implied by such forward-looking statements. Such statements include, but are not limited to, statements regarding the expected timing of enrollment and for reporting top-line data from the Company’s Phase 2b/3 PRISM trial of Haduvio in patients with PN and for the interim analysis and top-line data from the Phase 2 CANAL trial of Haduvio for chronic cough in patients with IPF; the Company’s business plans and objectives, including future plans or expectations for the Company’s product candidates; and other statements containing the words “believes,” “anticipates,” “plans,” “expects,” and similar expressions. Risks that contribute to the uncertain nature of the forward-looking statements include: uncertainties regarding the success, cost and timing of the Company’s product candidate development activities and ongoing and planned clinical trials, including with respect to enrollment and the timing of the planned interim analysis and of top-line data; uncertainties regarding the scope, timing and severity of the COVID-19 pandemic, the impact of the COVID-19 pandemic on the Company’s clinical operations and actions taken in response to the pandemic; uncertainties regarding the Company’s ability to execute on its strategy; the risk that positive results from a clinical trial may not necessarily be predictive of the results of future or ongoing clinical trials; potential regulatory developments in the United States and foreign countries; uncertainties regarding fast track designation and the effect such status could have on the regulatory review or approval process;  uncertainties inherent in estimating the Company’s cash runway, future expenses and other financial results; including the Company’s ability to continue as a going concern and its obligations under its loan facility; as well as other risks and uncertainties set forth in the quarterly report on Form 10-Q for the quarter ended September 30, 2021 filed with the Securities and Exchange Commission and in subsequent filings with the Securities and Exchange Commission.  All forward-looking statements contained in this current report on Form 8-K speak only as of the date on which they were made. The Company undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TREVI THERAPEUTICS, INC.

Date: January 5, 2022	By:	/s/ Lisa Delfini
Name: Lisa Delfini
Title: Chief Financial Officer